Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

SATCON TECHNOLOGY CORPORATION

Article I.                 Offices.

Section 1.                    Registered Office.  The registered office of the Corporation shall be at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

Section 2.                    Additional Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Article II.               Meetings of Stockholders.

Section 1.                    Time and Place.  A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  Any adjourned session of any meeting shall be held at the time and place designated in the vote of adjournment and announced at the time of adjournment.

Section 2.                    Annual Meeting.

(a)           Annual meetings of stockholders, commencing with the year 1993, shall be held on the fourth Friday in January if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting.  At such annual meetings, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before ~~the meetings~~an annual meeting.

(b)           If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at an annual meeting of stockholders may, by means of remote communication, participate in the annual meeting of stockholders, and be deemed present in person and vote at the annual meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (1) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the annual meeting by means of remote communication is a stockholder or proxyholder, (2) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the annual meeting and to vote on matters submitted to the stockholders, which includes an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the annual meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 3.                    Notice of Annual Meeting.  ~~Written notice of the annual meeting, stating the place, date, and time thereof, shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.~~

(a)  Notice of the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.  The written notice of the annual meeting shall state (1) the place, if any, date and hour of the meeting, (2) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and (3) the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting.  Such notice may specify the business to be transacted and actions to be taken at such meeting.  No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted.  Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

(b)           Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of Delaware law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission as authorized by Delaware law.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Delaware law.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at an address as it appears on the stock transfer books of the Corporation.  A written waiver of any such notice signed by the person entitled thereto, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 4.                    Special Meetings.  Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, only by ~~the Chairman of the Board, if any, or the President, and shall be called by the President or Secretary at the request, in writing, of~~ a majority of the Board of Directors ~~or of the stockholders owning at least ten percent (10%) of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose of the proposed meeting~~.

Section 5.                    Notice of Special Meeting~~.  Written notice of a special meeting, stating the place, date, and time thereof and the purpose or purposes for which the meeting is called,~~

~~shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.~~.  Written notice of a special meeting of stockholders shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.  The written notice of the special meeting shall state (a) the place, if any, date and hour of the meeting, (b) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (c) the record date for determining the stockholders entitled to vote at the meeting if such date is different from the record date for determining stockholders entitled to notice of the meeting, and (d) in general terms, the purpose or purposes for which the meeting is called.  No action shall be taken at such meeting unless such notice is given, or unless waiver of such notice is given by the holders of outstanding stock having not less than the minimum number of votes necessary to take such action at a meeting at which all shares entitled to vote thereon were voted.  Prompt notice of all action taken in connection with such waiver of notice shall be given to all stockholders not present or represented at such meeting.

Section 6.                    List of Stockholders.  The transfer agent or the officer in charge of the stock ledger of the Corporation shall prepare and make, or shall cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination ~~of~~by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either (a) at a place within the city where the meeting is to be held, which place~~, if other than~~ shall be specified in the notice of the meeting, or, if not so specified, at the place ~~of the meeting, shall be specified in~~where the meeting is to be held, or (b) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present ~~in person thereat~~.  The stock ledger shall be the only evidence as to the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 7.                    Presiding Officer and Order of Business.

(a)           Meetings of stockholders shall be presided over by the Chairman of the Board.  If he is not present or there is none, they shall be presided over by the President, or, if he is not present or there is none, by a Vice President, or, if he is not present or there is none, by a person chosen by the Board of Directors, or if no such person is present or has been chosen, by a chairman to be chosen by the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy.  The Secretary of the Corporation, or if he is not present, an Assistant Secretary, or, if he is not present, a person chosen by the Board of Directors, shall act as Secretary at meetings of stockholders; if no such person is present or has been chosen, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

(b)           The following order of business, unless otherwise determined at the meeting~~,~~ by the person presiding over the meeting as determined by this Section 7, shall be observed as far as practicable and consistent with the purposes of the meeting:

(1)	Call of the meeting to order.
(2)	Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.
(3)	Presentation of proxies.
(4)	Announcement that a quorum is present.
(5)	Reading and approval of the minutes of the previous meeting.
(6)	Reports, if any, of officers.
(7)	Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.
(8)	Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.
(9)	Transaction of such other business as may properly come before the meeting.
(10)	Adjournment.

Section 8.                    Quorum and Adjournments.  The presence in person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation.  If, however, a quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting, by a majority of votes cast upon the question, from time to time until a quorum shall be present or represented.  If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given.  Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting, by a majority of votes cast upon the question, from time to time for good cause to a date that is not more than thirty days after the date of the original meeting.  Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.  At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called.  If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 9.                    Voting~~.  (a)       At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy~~.   When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws.  Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.  No ballot shall be required for any election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election.  The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.

~~(b)           All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.~~

Section 10.                  ~~Action by Consent~~Inspectors.~~.  Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present or represented by proxy and voted.  Such written consent shall be filed with the minutes of the meetings of stockholders.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.~~

(a) The Corporation shall, in advance of any meeting of stockholders, appoint 1 or more inspectors to act at the meeting and make a written report thereof. The corporation may designate 1 or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint 1 or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(b) The inspector(s) shall (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

(c)  The inspector(s) may appoint or retain other persons or entities to assist the inspector(s) in the performance of the duties of the inspectors.

                Section 11.             Notice of Stockholder Business and Director Nominations.

(a)  Matters to be Considered at Annual Meetings of Stockholders.  At any annual meeting of the stockholders, only such nominations of persons for election to the Board of Directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting.  For nominations to be properly made at an annual meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be (a) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly made at the annual meeting, by or at the direction of the Board of Directors or (c) otherwise properly requested to be brought before the annual meeting by a stockholder of the Corporation in accordance with these Bylaws.  For nominations of persons for election to the Board of Directors or proposals of other business to be properly requested by a stockholder to be made at an annual meeting, a stockholder must (i) be a stockholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors and at the time of the annual meeting, (ii) be entitled to vote at such annual meeting and (iii) comply with the procedures set forth in these Bylaws as to such business or nomination. The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(b)  Matters to be Considered at Special Meetings of Stockholders. At any special meeting of the stockholders, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.  To be properly brought before a special meeting, proposals of business must be specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or otherwise properly brought before the special meeting, by or at the direction of the Board of Directors.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice of such special meeting and at the time of the special meeting, (ii) is entitled to vote at the meeting, and (iii) complies with the procedures set forth in these Bylaws as to such nomination.  The immediately preceding sentence shall be the exclusive means for a stockholder to make nominations or other business proposals before a special meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

(c)  General. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the person presiding at the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these Bylaws and, if any proposed nomination or other business is not in compliance with these Bylaws, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

Article III.              Directors.

Section 1.                    General Powers.  The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or performed by the stockholders.  In the event of a vacancy in the Board of

Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled pursuant to this Article.

Section 2.                    Number~~, Election, Tenure and~~; Qualification; Tenure.  The number of directors shall be determined by the Board of Directors; but in no event shall the number be less than three.  ~~Directors shall be elected at the annual meeting of the stockholders, in the manner provided in the Certificate of Incorporation by such stockholders as have the right to vote thereon.~~  The number of directors may be increased or decreased by action of the Board of Directors.  Directors need not be stockholders~~.~~ unless so required by the Certificate of Incorporation.  Each director shall be a natural person.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation, removal, disqualification or death.

Section 3.                    Election; Vacancies.  ~~If any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled in the manner provided in the Certificate of Incorporation.  If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation, at which meeting such vacancies shall be filled.~~The Board of Directors shall initially consist of persons elected as such by the incorporator.  At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to replace those directors whose terms then expire.  Vacancies, whether caused by resignation, death, disqualification, removal or otherwise, or any newly created directorships resulting in an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director then in office.  Any directors elected in accordance with this Section shall hold office until the next election of directors, at any special meeting called for that purpose or at the annual meeting, or by written consent of the stockholders, and until their successors shall be elected and qualified.  If the Certificate of Incorporation or these Bylaws provides for a classified Board of Directors, any directors chosen under this Section shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified.  No decrease in the number of authorized directors constituting the whole Board shall shorten the term of any incumbent director.  When one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Certificate of Incorporation or of these Bylaws as to the number of directors required for a quorum or for any vote or other actions.

Section 4.                    Removal or Resignation.

(a)           ~~except~~Except as otherwise provided by law or the Certificate of Incorporation, any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

(b)           Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if any, or the President or Secretary of the Corporation.  Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of Directors or the designated officer.  It shall not be necessary for a resignation to be accepted before it becomes effective.

(c)           No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the Corporation) no director removed shall have any right to receive compensation as such director for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 5.                    Place of Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6.                    Annual Meeting.  The annual meeting of the Board of Directors shall be held immediately following the annual meeting of stockholders, and no call or notice of such meeting shall be necessary to the directors in order to constitute the meeting legally, provided a quorum shall be present.

Section 7.                    Regular Meetings.  Additional regular meetings of the Board of Directors may be held without call or notice of such time and place as may be determined from time to time by the Board of Directors.

Section 8.                    Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, or by two or more directors ~~on at least two days’ notice to each director, if such notice is delivered personally or sent by telegram, or on at least three days’ notice if sent by mail~~.  Special meetings called pursuant to this Section 9 must be noticed as provided in Section 10 of this Article III.  Special meetings shall be called by the Chairman of the Board, President, Secretary, or two or more directors in like manner and on like notice on the written request of one-half or more of the number of directors then in office.  Any such notice need not state the purpose or purposes of such meeting, except as provided in Article XI.

Section 9.                   Notice.                It shall be reasonable and sufficient notice to a director to provide notice (a) by mail at least forty-eight hours before the meeting, addressed to him at his usual or last known business or residence address, (b) in person or by telephone at least twelve hours before the meeting, or (c) by electronic mail or other form of electronic transmission at least twenty-four hours before the meeting.  Notice of a meeting need not be given to any director if a written or electronically-transmitted waiver of notice, executed or transmitted by him before or after the meeting, is filed with the records of the meeting, or to any director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him.  Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

Section 10.                 ~~Section 9.~~ Quorum and Adjournments.  At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation.  If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

~~Section 10.             Compensation.  Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors’ meetings as may from time to time be fixed by the Board of Directors.  The compensation of directors may be on such basis as is determined by the Board of Directors.  Any director may waive compensation for any meeting.  Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.~~

Section 11.                 Action by Vote.  Except as may be otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the Board of Directors.

Section 12.                  ~~Section 11.~~ Action by Consent.  ~~Any~~Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting~~, and without prior notice, if a written consent to such action is signed by~~ if all the members of the Board ~~of Directors and such written consent is~~or of such committee, as the case may be, consent thereto in writing, or by electronic transmission and such writing or writings or electronic transmission or transmissions are filed with the minutes of ~~its~~ proceedings~~.~~

~~Section 12.             Meetings by Telephone or Similar Communications Equipment.  The Board of Directors may participate in a meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participate in such a meeting shall constitute presence in person by any such director at such meeting~~ of the Board of Directors, or of such committee.  Such consent shall be treated for all purposes as the act of the Board or of such committee, as the case may be.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 13.                 The management of the business and the conduct of the affairs of the Corporation will be governed as follows:

(1)                                  Number of Directors.  The number of directors of the Corporation shall not be less than three.  The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time pursuant to a resolution adopted by the Board of Directors or as provided in the Corporation’s Bylaws.

(2)                                  Classes of Directors.  The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III.  No one class shall have more than one director more than any other class.  If a fraction is contained in the quotient arrived at by dividing the authorized number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds, one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided for from time to time by resolution adopted by a majority of the Board of Directors.

(3)                                  Election of Directors.  Election of directors need not be by written ballot except as and to the extent provided in the Bylaws of the Corporation.

(4)                                  Terms of Office.  Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term expiring at the 1998 annual meeting; each initial director in Class II shall serve for a term expiring at the 1999 annual meeting; and each initial director in Class III shall serve for a term expiring at the 2000 annual meeting; and provided further, that the term of each director shall continue until the election and qualification of his successor and shall be subject to his earlier death, resignation or removal.

(5)                                  Allocation of Directors among Classes in the Event of Increases or Decreases in the Number of Directors.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, subject to his earlier death, resignation or removal, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors in accordance with the provisions of Section 2 above.  To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

(6)                                  Quorum Action at Meeting.  A majority of the total number of directors then in office shall constitute a quorum at all meetings of the Board of Directors.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third of the number of directors fixed pursuant to Section 1 above constitute a quorum.  If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Certificate of Incorporation.

(7)                                  Removal.  For so long as the Board of Directors is classified pursuant to Section 141(d) of the General Corporation Law of Delaware, directors of the Corporation may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote.

(8)                                  Vacancies.  Unless and until filled by the stockholders, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled by a vote of a majority of the directors then in office, although less than a quorum , or by a sole remaining director.  A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

(9)                                  Amendments to Article.  Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 13.

Section 14.                  Compensation.  Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors’ meetings as may from time to time be fixed by the Board of Directors.  The compensation of directors may be on such basis as is determined by the Board of Directors.  Any director may waive compensation for any meeting.  Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

Section 15.                  Meetings by Telephone or Similar Communications Equipment.  The Board of Directors may participate in a meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participate in such a meeting shall constitute presence in person by any such director at such meeting.

Article IV.              Committees.

Section 1.                    Executive Committee.  The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chairman of the Executive Committee.  Each member of the Executive Committee shall continue as a member as a member thereof until the expiration of his term as a director or his earlier resignation, unless sooner removed as a member or as a director.

Section 2.                    Powers.  The Executive Committee shall have and may exercise those rights, powers, and authority of the Board of Directors as may from time to time be granted to it by the Board of Directors to the extent permitted by law, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 3.                    Procedure and Meetings.  The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix.  The Executive Committee shall keep regular minutes of its meetings, which it shall deliver to the Board of Directors from time to time.  The Chairman of the Executive Committee or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee; and another member chosen by the Executive Committee shall act as Secretary of the Executive Committee.

Section 4.                    Quorum.  A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this ~~article~~Article IV, that one member shall constitute a quorum.

Section 5.                    Other Committees.  The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, power, and authority as it shall prescribe.  Each such committee shall consist of one or more directors.

Section 6.                    Committee Changes.  The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

Section 7.                    Compensation.  Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors.  Any member may waive compensation for any meeting.  Any committee member receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

Section 8.                    Action by Consent.  Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

Section 9.                    Meetings by Telephone or Similar Communications Equipment.  The Members of any committee designated by the Board of Directors may participate in a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such meeting shall constitute presence in person by any such committee member at such meeting.

Article V.               Notices.

Section 1.                    ~~Form and Delivery~~Advance Notice of Stockholder Business and Nominations at Annual Meetings.~~.  Whenever a provision of any law, the Certificate of Incorporation, or these Bylaws requires that notice be given to any director or stockholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail addressed to the address of the director or stockholder as it appears on the records of the Corporation, with postage prepaid.  These notices shall be deemed to be given when they are deposited in the United States mail.  Notice to a director may also be given personally or by telephone or by telegram sent to his address as it appears on the records of the Corporation.~~

Without qualification or limitation, subject to Section 3(d) of Article V of these Bylaws, for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 11(a) of Article II of these Bylaws, the stockholder must have given timely notice thereof and timely updates and supplements thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.  Notwithstanding anything in the immediately preceding paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased by the Board of Directors, and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1 of Article V of these Bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

Section 2.                    ~~Waiver~~Advance Notice of Stockholder Business and Nominations at Special Meetings.  ~~Whenever any notice is required to be given under the provisions of any law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated there in, shall be deemed to be equivalent to such notice.  In addition, any stockholder who attends a meeting of stockholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting of the lack of notice, shall be conclusively deemed to have waived notice of such meeting.~~

Subject to Section 3(d) of Article V of these Bylaws, in the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder may nominate a person or persons (as the case may be) for election to such position(s) to be elected as specified in the corporation’s notice calling the meeting, provided that the stockholder gives timely notice thereof and timely updates and supplements thereof in writing to the Secretary. In order to be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. In addition, to be timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting in the case of the update and supplement required to be made as of the record date, and not later than eight (8) business days prior to the date for the meeting, any adjournment or postponement thereof in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof.

Section 3.                    Proper Form of Stockholder’s Notice.

(a)           To be in proper form, a stockholder’s notice (whether given pursuant to Section 1 or Section 2 of Article V these Bylaws) to the Secretary must include the following, as applicable.

(1)           As to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, a stockholder’s notice must set forth: (i) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and of their respective affiliates or associates or others acting in concert therewith, (ii) (A) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder, such beneficial owner and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Corporation, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Corporation (any of the foregoing, “Short Interests”), (E) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(2)           If the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(3)           As to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, a stockholder’s notice must, in addition to the matters set forth in paragraph (a) above, also set forth: (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(4)           With respect to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board of Directors, the Corporation may require any proposed nominee to furnish such information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(b)           For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(c)           Notwithstanding the provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 12 of Article II of these Bylaws.

(d)           Nothing in these Bylaws shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (2) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws. Subject to Rule 14a-8 under the Exchange Act, nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

Section 4.                    Form of Notice.  Whenever, under the provisions of law, or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, such notice may be given (a) by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail, or, (b) if permitted by law, by facsimile, electronic mail or other form of electronic communication or electronic transmission that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.  In the case of a required notice to stockholders, such notice may be given in the manner provided in Section 232 of Delaware’s General Corporation Law.  Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.  Notice given pursuant to subsection (b) of this Section shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.

Section 5.                    Waiver of Notice.  Whenever notice is required to be given under the provisions of law, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether executed or transmitted before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

Article VI.              Officers.

Section 1.                    Designations.  The officers of the Corporation shall be chosen by the Board of Directors.  The Board of Directors may choose a Chairman of the Board, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers, and other officers and agents that it shall deem necessary or appropriate.  All officers of the Corporation shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors.  Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws provide otherwise.

Section 2.                    Term of, and Removal From, Office.  At its first regular meeting after each annual meeting of stockholders, the Board of Directors shall choose a President, a Secretary, and a Treasurer.  It may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate.  Each officer of the Corporation shall hold office until his successor is chosen and shall qualify.  Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office.  Removal from office, however, shall not prejudice the contract rights, if any, of the person removed.  In addition, an officer may resign at any time upon written notice to the Corporation.  Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

Section 3.                    Compensation.  The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

Section 4.                    The Chairman of the Board.  The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors.  He shall, if present, preside at all meetings of stockholders and of the Board of Directors.

Section 5.                    The President.

(a)           The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents.  In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors and carried into effect.

(b)           Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act, and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities.  At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present.  The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 6.                    The Vice President.  The Vice President, if any, or in the event there be more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the President in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 7.                    The Secretary.  The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes ~~are~~and the proceedings of the meetings in a book to be kept for that purpose.  He shall perform like duties for the Executive Committee or other committees, if required.  He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall act.  He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of the Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

Section 8.                    The Assistant Secretary.  The Assistant Secretary, if any, or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Section 9.                    The Treasurer.  The Treasurer shall have custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors.  He shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 10.                  The Assistant Treasurer.  The Assistant Treasurer, if any, or in the event there shall be more than one, the Assistant Treasurers in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his disability, perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

Article VII.             Indemnification.

                ~~Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware.  Particular reference is made to the class of persons, hereinafter called “Indemnitees”, who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer , employee, or agent of another corporation, partnership, joint venture, trust or other enterprise.  The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions.  The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.~~

Section 1.               Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a

“Proceeding”), by reason of the fact (a) that he or she is or was a director or officer of the Corporation, or (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise” or “Other Enterprise”), shall, subject to the terms and conditions of Article VII of these Bylaws, be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including, without limitation, attorneys’ and other professionals’ fees and expenses, claims, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith (“Losses”).  Without diminishing the scope of indemnification provided by this Section 1 of Article VII of these Bylaws, such persons shall also be entitled to the further rights set forth below.

Section 2.                                            Actions, Suits Or Proceedings Other Than Those By Or In The Right Of The Corporation.

Subject to the terms and conditions of Article VII of these Bylaws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of Another Enterprise, against all Losses, reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.  The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

Section 3.              Actions, Suits Or Proceedings By Or In The Right Of The Corporation.

Subject to the terms and conditions of Article VII of these Bylaws, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of Another Enterprise against all Losses reasonably incurred or suffered by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought (or if no action was brought, any court of competent jurisdiction) shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 4.               Authorization of Indemnification.  Any indemnification under Article VII of these Bylaws (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a person is proper in the circumstances because such person has met the applicable standard of conduct required by Section 1 of Article VII of these Bylaws or set forth in Section 2 or Section 3 of Article VII of these Bylaws, as the case may be.  Such determination shall be made (as provided for in Section 11 of Article VII of these Bylaws) in a reasonably prompt manner (a) by a majority vote of Disinterested Directors, whether or not they constitute a quorum of the Board of Directors, (b) if there are no Disinterested Directors, or if the Disinterested Directors so direct, by Independent Legal Counsel in a written opinion or by the stockholders, or (c) as Delaware Law may otherwise permit.  To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ and other professionals’ fees) reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

Section 5.               “Good Faith” Defined.  For purposes of any determination under Section 4 of Article VII of these Bylaws, a person shall be deemed to have acted in good faith if the action is based on (a) the records or books of account of the Corporation or Another Enterprise, or on information supplied to such person by the officers of the Corporation or Another Enterprise in the course of their duties, or on (b) the advice of Independent Legal Counsel for the Corporation or Another Enterprise, or on information or records given or reports made to the Corporation or Another Enterprise by an independent certified public accountant, independent financial adviser, appraiser or other expert selected with reasonable care by the Corporation or the Other Enterprise.  The provisions of this Section 5 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct.

Section 6.               Definitions.  For purposes of this Article VII:

(a)  “Disinterested Directors” shall mean directors of the Corporation who are not parties to a Proceeding in respect of which indemnification is sought by a claimant.

(b)  “Independent Legal Counsel” shall mean a law firm, a member of a law firm or an independent practitioner, that is experienced in matters of corporate law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict-of-interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VII.

Section 7.               Proceedings Initiated by Directors or Officers Seeking Indemnification and/or Advancement; Proceedings Initiated by the Corporation.  Notwithstanding any provisions of Article VII of these Bylaws to the contrary:

(a)           The Corporation shall not indemnify any director or officer or make advance payments of expenses in respect of Losses to any director or officer in connection with any Proceeding (or portion thereof) initiated against the Corporation by such director or officer unless such Proceeding (or portion thereof) is authorized by the Board of Directors or its designee.  This prohibition against indemnification and advancement shall apply to all claims, issues or matters that may be alleged or asserted against the Corporation by such director or officer, which include claims, issues or matters that may be alleged or asserted by means of counterclaim, cross-claim or third-party claim.

(b)           The Corporation shall not indemnify any director or officer or make advance payments of expenses in respect of Losses to any director or officer in connection with any Proceeding (or portion thereof) if the Proceeding (or portion thereof) is initiated by the Corporation against the director or officer unless indemnification is mandated by Delaware law.

                Section 8.               Indemnification By A Court.  Notwithstanding any contrary determination in the specific case under Section 4 of Article VII of these Bylaws or the absence of any determination thereunder, and in addition to any claim a director or officer may have as prescribed in Section 11 of Article VII of these Bylaws, a director or officer may apply to any court of competent jurisdiction for indemnification, and such court shall grant the application if it is determined that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.  Notice of any application for indemnification pursuant to this Section 8 shall be given to the Corporation promptly upon the filing of such application.  If the court grants the application, in whole or in part, the director or officer shall be entitled to be paid the expense incurred by such director or officer in connection with the application.

Section 9.               Expenses Payable in Advance.  Subject to Section 7 of Article VII of these Bylaws, Losses reasonably incurred by a director or an officer in defending any pending Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in Article VII of these Bylaws.

Section 10.             Communications With The Corporation.  Any notice, request or other communication required or permitted to be given to the Corporation under Article VII of these Bylaws shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage paid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary of the Corporation.

Section 11.             Claims.  If a claim for indemnification or advancement of expenses under Article VII of these Bylaws is not paid in full within sixty days after a written claim therefor by the director or officer has been received by the Secretary of the Corporation as prescribed in Article VII of these Bylaws, the director or officer may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the Corporation shall have the burden of proving that the director or officer was not entitled to the requested indemnification or advancement of expenses.

Section 12.             Non-exclusivity and Survival of Indemnification.  The indemnification and advancement of expenses provided by or granted pursuant to Article VII of these Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any By-Law, agreement, contract, vote of stockholders or of Disinterested Directors, or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise.  The provisions of Article VII of these Bylaws shall not be deemed to preclude the indemnification of any person who is not specified in Section 1, Section 2 or Section 3 of Article VII of  these Bylaws but whom the Corporation has the power to indemnify (and pursuant to Section 4 of Article VII of these Bylaws determines to indemnify) or an obligation to indemnify under the provisions of Delaware Law, or otherwise.  The rights conferred by Article VII of these Bylaws shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of such person and the heirs, executors, administrators and other comparable legal representatives of such person.  The rights conferred in Article VII of these Bylaws shall be enforceable as contract rights, and shall continue to exist after any rescission or restrictive modification hereof with respect to events occurring prior thereto.  No rights are conferred in Article VII of these Bylaws for the benefit of any person (including, without limitation, directors and officers of subsidiaries of the Corporation) in any capacity other than as explicitly set forth herein.

Section 13.             Meaning of certain terms in connection with Employee Benefit Plans, etc.

For purposes of Article VII of these Bylaws, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who has acted in good faith and in a manner reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in Article VII of these Bylaws.

Section 14.             Insurance.  The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or, being at the time a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, member, employee, fiduciary or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of Article VII of these Bylaws.

Article VIII.           Affiliated Transactions and Interested Directors.

Section 1.                    Affiliated Transactions.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of ~~its~~the Corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(a)           The material facts as to ~~his~~the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board ~~of Directors~~ or committee in good faith authorizes the contract or transaction by the affirmative ~~vote~~votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(b)           The material facts as to ~~his~~the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or ~~transactions~~transaction is specifically approved in good faith by ~~the~~ vote of the stockholders; or

(c)           The contract or transaction is fair as to the Corporation as of the time it is authorized, approved~~,~~ or ratified, by the Board of Directors, a committee thereof, or the stockholders.

Section 2.                    Determining Quorum.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes the contract or transaction.

Article IX.              Stock Certificates.

Section 1.                    Form and Signatures.

(a)           The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares.  Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.  Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or any Vice President, and by the Treasurer or Assistant Treasurer, or the Secretary or Assistant Secretary, representing the number of shares registered in certificate form.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

(b)           All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

Section 2.                    Transfers.  ~~Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws.  Transfers of stock shall be made~~Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the Corporation ~~only by the record holder of such stock or by his or her attorney lawfully constituted in writing and, if such stock is certificated, upon~~(a) by the holder of record thereof, or by a duly authorized agent, transferee or legal representative, and (b) in the case of certificated shares, by the surrender to the Corporation or its transfer agent of the certificate ~~therefore, which shall be canceled before a new certificate shall be issued.  Any transfer shall be accompanied by proper evidence of succession, assignment or authority and, upon receipt of such evidence and compliance with the other applicable provisions of these Bylaws and applicable law, it shall be the duty of the Corporation to record the transaction in its books.~~

~~Section 3.               Registered Stockholders.~~

~~(a)           Except as otherwise provided by law~~therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require.  Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to ~~recognize the exclusive right of a person who is registered~~treat the record holder of stock as shown on its books as the owner of ~~shares of its capital stock to receive dividends or other distributions~~such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent ~~as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock.  The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person~~with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

~~(b)           If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have~~It shall be the duty of each stockholder to notify the Corporation~~, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or~~ of his post office address ~~to be used~~.

Section 3.                    ~~Section 4.~~ Record Date.  In order that the Corporation may determine the stockholders ~~of record who are~~ entitled to ~~receive~~ notice of~~,~~ or to vote at~~,~~ any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise ~~and~~any rights in respect of any change, conversion~~,~~ or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, ~~fix a date as the record date for any such determination.  Such date~~a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to ~~the date of~~ any other action to which such record date relates.  A determination of stockholders of record entitled to notice of~~,~~ or to vote at~~,~~ a meeting of stockholders shall apply to any adjournment of the meeting ~~taken pursuant to Section 8 of Article II~~; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  If no record date is fixed,

(a)           The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b)           The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to the Corporation’s registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of the meetings of stockholders are recorded; and

(c)           The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

~~Section 5.~~ Section 4. Lost, Stolen, or Destroyed Certificates.  The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issues by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed.  When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent  to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.

Article X.               General Provisions.

Section 1.                    Dividends.  Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting or by written consent, and may be paid in cash, in property, or in shares of the Corporation’s capital stock.

Section 2.                    Reserves.  The Board of Directors shall have full power, subject to the provisions of law and the Certificate of Incorporation, to determine whether any, and if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation.  The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

Section 3.                    Fiscal Year.  Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on September 30 in each year.

Section 4.                    Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words “Corporate Seal” and “Delaware~~”~~.”  The seal may be altered from time to time by the Board of Directors.

Article XI.              Amendments.  Subject to Subsection (9) of Section 13 of Article III of these Bylaws, the Board of Directors shall have the power to alter and repeal these Bylaws and to adopt new Bylaws by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to alter or repeal these Bylaws or to adopt new Bylaws must be included in the notice of the meeting of the Board of Directors at which such action takes place.